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                                                                   Exhibit 99(p)

                                                                         ENTERED
                                                                     APR 05 1999
                                                                  CLERK'S OFFICE
                                                           U.S. BANKRUPTCY COURT
                                                            DISTRICT OF MARYLAND
                                                                       GREENBELT
                                                            [STAMP OF THE COURT]



                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF MARYLAND
                              (Greenbelt Division)



In re:                                 *

CRIIMI MAE INC., et al.,               *        Bankruptcy Nos. 98-2-3115-DK
                                                through 98-2-3117-DK
                  Debtors.             *             (Chapter 11)
                                                (Jointly Administered)
                                       *
                             * * * * * * * * * * * *

                              STIPULATION AND ORDER
                    REGARDING PROCEEDS RECEIVED BY THE DEBTOR
                             FROM MORTGAGE LOAN SALE

                  It is hereby stipulated and agreed by and between CRIIMI MAE Inc. (the "Debtor" or "CMI") and the Official Committee of Unsecured
Creditors of CMI (the "Unsecured Committee") as follows:

                  1. The Debtor agrees that all proceeds received by it from Citicorp Real Estate, Inc. ("CREI") from CREI's sale of the Loans (as that term is defined in the Stipulation and Consent Order Regarding Mortgage Loan Origination Agreement with Citicorp Real Estate, Inc. entered herein contemporaneously herewith, hereinafter referred to as the "CREI Stipulation and Consent Order") shall be deposited by the Debtor in a segregated, interest-bearing account or other investment of funds acceptable to the Debtor, the Unsecured Committee and the Official


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Committee of Equity Security Holders of CMI (the "Equity Committee"). Such
proceeds, together with all earnings thereon, are hereinafter referred to as the "CREI Net Proceeds."

                  2. The CREI Net Proceeds can be used by the Debtor for purposes of funding its Chapter 11 plan of reorganization.

                  3. Subject to the provisions of paragraph 4 hereof, the Debtor agrees to give the Unsecured Committee and the Equity Committee not less than 30 days prior written notice through their respective counsel before the Debtor uses any of the CREI Net Proceeds in any manner except for Chapter 11 plan purposes as provided in paragraph 2 above.

                  4. Except for plan purposes as provided in paragraph 2 above, the Debtor agrees not to use any of the CREI Net Proceeds without the consent of the Unsecured Committee and the Equity Committee for the following purposes: (i) originating commercial mortgage loans, (ii) purchasing mortgage loans or mortgage-backed securities, or (iii) payment of dividends.

/s/ RICHARD L. WASSERMAN                 /s/ DANIEL M. LEWIS/RLW WITH PERMISSION
------------------------                 ---------------------------------------
Richard L. Wasserman, Esquire            Daniel M. Lewis, Esquire
Federal Bar No. 02784                    Arnold & Porter
Venable, Baetjer and Howard, LLP         Thurman Arnold Building
1800 Mercantile Bank & Trust Bldg.       555 Twelfth Street, N.W.
2 Hopkins Plaza                          Washington, D.C. 200004-1202
Baltimore, Maryland 21201                202-942-5000
410-244-7400
                                         Counsel for the Official
Co-Counsel for CRIIMI MAE Inc.           Committee of Unsecured
                                         Creditors of CMI

                  The foregoing Stipulation is hereby SO ORDERED this 2nd day of April, 1999.



                              /s/ DUNCAN W. KEIR
                              ------------------
                              DUNCAN W. KEIR
                              United States Bankruptcy Judge